Exhibit 14

  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "MDT Fund Financial Highlights" in the Prospectus/Proxy Statement of Federated MDT Small Cap Growth Fund, a portfolio of Federated MDT Series, and to the incorporation by reference of our report, dated September 19, 2007, on the financial statements and financial highlights of Federated MDT Small Cap Growth Fund as of July 31, 2007 included in this Registration Statement on Form N-14 for Federated MDT Small Cap Growth Fund. We further consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses of Class A and Class C shares and Class B shares dated September 30, 2007 and December 17, 2007, respectively, and to the incorporation by reference of our report in the Statements of Additional Information dated September 30, 2007 and December 17, 2007, respectively, which are incorporated by reference into the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 for Federated MDT Small Cap Growth Fund.

We also consent to the incorporation by reference of our report, dated September 19, 2007, on the financial statements and financial highlights of Federated MDT Small Cap Growth Fund, in the Federated MDT Small Cap Growth Fund Statement of Additional Information, dated September 30, 2007, on Form N-1A, which was filed with the Securities and Exchange Commission on September 28, 2007 in Post-Effective Amendment No. 4 (File No. 811-21904) which is incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our report, dated September 19, 2007, on the financial statements and financial highlights of Federated MDT Small Cap Growth Fund, included in the Annual Report to Shareholders for the year ended July 31, 2007, into the Statement of Additional Information included in this Registration Statement on Form N-14 for Federated MDT Small Cap Growth Fund.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 28, 2007